UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2013

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) AOL Inc., a Delaware corporation (the “Company”), has appointed Susan Lyne as its new Executive Vice President and Chief Executive Officer of its Brand Group effective February 27, 2013. In addition, Ms. Lyne notified the Company of her decision to resign from the Board of Directors (the “Board”) of the Company effective immediately following the commencement of her employment. Ms. Lyne also served as a member of the Compensation and Leadership and Transactions Committees of the Board.

(b) On February 28, 2013 the Company announced that effective February 26, 2013 Arthur Minson, Executive Vice President and Chief Operating Officer, has decided to leave the Company. Mr. Minson will remain with the Company as Vice Chairman for a transition period ending no later than December 31, 2013.

Mr. Minson’s separation date from the Company will be no later than December 31, 2013 upon which date the separation terms of Mr. Minson’s employment agreement filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2012 become in effect. The Company currently expects to record an immaterial charge during the first quarter of 2013 in connection with Mr. Minson’s departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Julie Jacobs
Name:	Julie Jacobs
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: March 4, 2013

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